Exhibit 99.1

SPRINGLEAF HOLDINGS, INC. REPORTS FIRST QUARTER 2015 RESULTS
Evansville, IN, MAY 7, 2015 - Springleaf Holdings, Inc. (NYSE: LEAF), today reported a GAAP basis net income of $0 million, or $0.00 per diluted share for the first quarter of 2015, compared with net income of $52 million or $0.45 per diluted share in the first quarter of 2014, which included a pretax gain of $55 million on the sale of real estate assets.
For Core Consumer Operations, core earnings (a non-GAAP measure) for the quarter was $64 million, a 28% increase from $50 million in the prior year quarter, and core earnings per diluted share (a non-GAAP measure) was $0.55 for the first quarter versus $0.43 in the prior year quarter1,2.

First Quarter Highlights

•	Consumer net finance receivables reached $3.9 billion at March 31, 2015, an increase of $736 million, or 23% from March 31, 2014, and up 2% from December 31, 2014.

•	Consumer net finance receivables per branch were $4.7 million at March 31, 2015, up 24% from March 31, 2014 and 2% from December 31, 2014.

•	Risk-adjusted yield for our Consumer segment in the quarter was 21.24%, down 68 basis points from the first quarter of 2014.

•
The company generated $868 million of total consumer origination volume in the first quarter, including $207 million of direct auto loan originations. Direct auto loan receivables reached $415 million at quarter-end.

Jay Levine, President and CEO of Springleaf said, “We are very pleased to report another quarter of strong growth in core earnings, up 28% from last year, as we continue to generate positive operating leverage from our key strategy of serving our customer base and growing receivables per branch. Once again this quarter, both branch receivables and branch originations grew north of 20% year over year and consumer receivables per branch reached $4.7 million.”
Commenting on the pending acquisition of OneMain Financial, Levine added, “We are making progress toward closing the acquisition of OneMain, which we continue to expect to take place in the third quarter.”

1 Excludes the impact of charges related to accelerated repayment/repurchase of debt, fair value adjustments on debt, and earnings attributable to non-controlling interests.
2 Core Earnings income taxes assumes 37% statutory tax rate.

Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures below.)

Consumer and Insurance
Consumer and Insurance pretax income was $65 million in the quarter versus $49 million in the first quarter of 2014, and up slightly from the fourth quarter of 20143,4.
Consumer net finance receivables reached $3.9 billion at March 31, 2015, an increase of 23% from March 31, 2014 and up 2% from December 31, 2014, driven by the company’s same focus on increasing personal loan originations through its branch network, as well as the continued strong growth in the direct auto loan product. Consumer net finance receivables per branch continued to grow, reaching $4.7 million at March 31, 2015, up from $3.8 million at March 31, 2014 and $4.6 million at December 31, 2014.
Net interest income was $216 million in the quarter, up 28% from the prior year quarter and 4% from the prior quarter. Yield in the current quarter was 26.88%. Risk adjusted yield, representing yield less net charge-off rate, was 21.24% in the quarter, down 68 basis points from the first quarter of 2014 as net charge-offs increased year-over-year. Risk adjusted yield declined 75 basis points from the fourth quarter of 2014 due primarily to the increased charge-offs.
The annualized net charge-off ratio was 5.64% in the quarter, versus 5.01% in the prior year quarter and 4.96% in the prior quarter.
The annualized gross charge-off ratio was 6.43% in the quarter, up 87 basis points from the prior year quarter and up 65 basis points from the fourth quarter 2014. Recoveries improved in the quarter at 79 basis points versus 55 basis points in the first quarter of 2014.
The 60+ delinquency ratio was 2.53% at quarter end, versus 2.45% at prior year quarter end and 2.82% at prior quarter end.

Acquisitions and Servicing

The Acquisitions and Servicing segment contributed $36 million to the company’s consolidated pretax income in the quarter. The entire Acquisitions and Servicing segment, which includes non-controlling interests, generated pretax income of $67 million in the quarter5, with net interest income of $104 million and a yield of 26.78%. Actual net finance receivables at quarter-end were $1.9 billion, down from $2.0 billion at December 31, 2014. The principal balance of the portfolio was $2.4 billion at quarter-end versus $3.0 billion at March 31, 2014.

The annualized net charge-off ratio was 5.43% in the quarter, versus 8.67% in the prior year quarter and 5.56% in the prior quarter.
The annualized gross charge-off ratio was 6.06% in the quarter, down 322 basis points from the prior year quarter and 9 basis points from the fourth quarter 2014. Recoveries continued to improve in the quarter at 64 basis points versus 59 basis points in the fourth quarter of 2014.
The delinquency ratio for the Acquisitions and Servicing segment was 4.22% at the end of the quarter, a decrease of 47 basis points from the prior quarter end.

3 Excludes impact of charges related to accelerated repayment/repurchase of debt and one-time costs associated with debt refinance.
4 Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
5 Includes impact of earnings attributable to non-controlling interests.

Non-Core Portfolio: (Reported on a historical accounting basis, which is a non-GAAP measure.)
Legacy Real Estate and Other Non-Core
The Non-Core Portfolio (consisting of legacy real estate loans) generated a pretax loss of $48 million in the quarter. The loss resulted primarily from the reduction in interest earning assets due to real estate sales completed in 2014. The sale proceeds, which have been allocated to the Non-Core portfolio, are expected to be used to fund the purchase of OneMain. At closing, the majority of the debt allocated to the Non-Core Portfolio will be re-allocated to the Core Consumer segment. The real estate portfolio was $0.8 billion at quarter end6, down from $8.1 billion from the prior year quarter end.
The Other Non-Core activities generated a pretax loss of $10 million7.

Liquidity and Capital Resources

As of March 31, 2015, the company had $4.3 billion of cash and highly liquid investment securities. The company had total outstanding debt of $9.6 billion at quarter-end, in a variety of debt instruments.
On May 4, 2015, the company issued approximately 19.4 million shares of common stock for net proceeds of approximately $978 million8. The proceeds may be used to fund the acquisition of OneMain and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions.

2015 Guidance

The company has established 2015 guidance ranges for certain metrics related to its Core Consumer Operations as follows:

	1Q15A1	2015E Guidance
Consumer Net Finance Receivables at Period End	$3.90bn	$4.50bn - $4.75bn
Consumer Yield	26.88%	26.00% - 26.50%
Consumer Net Charge-off Ratio	5.64%	5.00% - 5.50%
Consumer Risk-Adjusted Yield[2]	21.24%	20.50% - 21.50%
Acquisitions & Servicing Pretax Income[3]	$36mm	$100mm - $120mm

1.	Net Finance Receivables represents data as of March 31, 2015. All other metrics represent data for the quarter ended March 31, 2015.

2.	Risk Adjusted Yield = Yield less Net Charge-off rates.

3.	Excludes impact of earnings attributable to non-controlling interests.

6 Includes both Held for Investment and Held for Sale finance receivables.
7 Excludes impact of one-time items related to OneMain acquisition costs.
8 Including underwriting fees but prior to other transaction costs.

Use of Non-GAAP Measures
We report the operating results of our Core Consumer Operations, Non-Core Portfolio and Other Non-Core using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (the “Fortress Acquisition”), which we refer to as “historical accounting basis,” to provide a consistent basis for both management and other interested third parties to better understand our operating results. The historical accounting basis, which is a basis of accounting other than in accordance with accounting principles generally accepted in the United State of America (“U.S. GAAP”), also provides better comparability of the operating results of these segments to our competitors and other companies in the financial services industry. The historical accounting basis is not applicable to Acquisitions and Servicing since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and therefore, was not affected by the Fortress Acquisition.

Pretax Core Earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax Core Earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (legacy real estate loans) and other non-originating legacy operations, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to Springleaf), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to Springleaf), and results of operations attributable to non-controlling interests. Pretax Core Earnings provides us with a key measure of our Core Consumer Operations’ performance as it assists us in comparing its performance on a consistent basis. Management believes Pretax Core Earnings is useful in assessing the profitability of our core business and uses Pretax Core Earnings in evaluating our operating performance. Pretax Core Earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call & Webcast Information
Springleaf management will host a conference call and webcast to discuss our first quarter 2015 results and other general matters at 10:00 am Eastern on Thursday, May 7, 2015. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 32459644, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 32459644, beginning approximately two hours after the event. The replay of the conference call will be available through May 21, 2015. An investor presentation will be available by visiting the Investor Relations page of Springleaf’s website at www.springleaf.com on Thursday, May 7, 2015, prior to the start of the conference call.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2015 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; our ability to successfully realize the benefits of the SpringCastle Portfolio and the OneMain acquisition if completed; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 2014 10-K filed with the SEC on March 16, 2015 and in other filings with the SEC. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions except earnings per share)	Three Months Ended March 31,
	2015	2014

Interest income:
Finance charges	$402	$548
Finance receivables held for sale originated as held for investment	4	4
Total interest income	406	552

Interest expense	158	205

Net interest income	248	347

Provision for finance receivable losses	87	161

Net interest income after provision for finance receivable losses	161	186

Other revenues:
Insurance	36	38
Investment	17	10
Net loss on repurchases and repayments of debt	—	(7)
Net loss on fair value adjustments on debt	—	(17)
Net gain on sales of real estate loans and related trust assets	—	55
Other	(2)	2
Total other revenues	51	81

Other expenses:
Operating expenses:
Salaries and benefits	93	92
Other operating expenses	65	58
Insurance losses and loss adjustment expenses	16	18
Total other expenses	174	168

Income before provision for income taxes	38	99

Provision for income taxes	7	31

Net income	31	68

Net income attributable to non-controlling interests	31	16

Net income attributable to Springleaf Holdings, Inc.	$—	$52

Share Data:
Weighted average number of shares outstanding:
Basic	115,027,470	114,788,439
Diluted	115,027,470	115,144,858
Earnings per share:
Basic	$—	$0.46
Diluted	$—	$0.45

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(dollars in millions)	March 31, 2015	December 31, 2014

Assets

Cash and cash equivalents	$2,421	$879
Investment securities	2,736	2,935
Net finance receivables:
Personal loans	3,917	3,831
SpringCastle Portfolio	1,868	1,979
Real estate loans	598	625
Retail sales finance	39	48
Net finance receivables	6,422	6,483
Allowance for finance receivable losses	(177)	(176)
Net finance receivables, less allowance for finance receivable losses	6,245	6,307
Finance receivables held for sale	199	205
Restricted cash and cash equivalents	344	218
Other assets	462	514

Total assets	$12,407	$11,058

Liabilities and Shareholders’ Equity

Long-term debt	$9,635	$8,385
Insurance claims and policyholder liabilities	443	446
Deferred and accrued taxes	142	152
Other liabilities	336	238
Total liabilities	10,556	9,221

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	530	529
Accumulated other comprehensive income	3	3
Retained earnings	1,492	1,492
Springleaf Holdings, Inc. shareholders’ equity	2,026	2,025
Non-controlling interests	(175)	(188)
Total shareholders’ equity	1,851	1,837

Total liabilities and shareholders’ equity	$12,407	$11,058

CORE KEY METRICS

(dollars in millions)	At or for the Three Months Ended March 31,
	2015	2014

Consumer and Insurance

Net finance receivables	$3,895	$3,159
Number of accounts	909,004	826,703

TDR finance receivables	$26	$14
Allowance for finance receivables losses - TDR	$3	$—
Provision for finance receivable losses - TDR	$4	$—

Average net receivables	$3,831	$3,138
Yield	26.88%	26.93%

Gross charge-off ratio	6.43%	5.56%
Recovery ratio	(0.79)%	(0.55)%
Charge-off ratio	5.64%	5.01%
Delinquency ratio	2.53%	2.45%

Origination volume	$868	$722
Number of accounts	157,403	161,241

Acquisitions and Servicing

Net finance receivables	$1,868	$2,343
Number of accounts	264,830	323,570

TDR finance receivables	$11	$—
Allowance for finance receivables losses - TDR	$3	$—
Provision for finance receivable losses - TDR	$1	$—

Average net receivables	$1,923	$2,426
Yield	26.78%	24.40%

Net charge-off ratio	5.43%	8.67%
Delinquency ratio	4.22%	6.33%

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (NON-GAAP)

(dollars in millions)	Three Months Ended March 31,
	2015	2014

Income before provision for income taxes - push-down accounting basis	$38	$99
Interest income adjustments	(3)	(36)
Interest expense adjustments	30	28
Provision for finance receivable losses adjustments	2	—
Repurchases and repayments of long-term debt adjustments	—	(4)
Fair value adjustments on debt	—	8
Sales of finance receivables held for sale originated as held for investment adjustments	—	(117)
Amortization of other intangible assets	1	1
Other	3	—
Income (loss) before provision for (benefit from) income taxes - historical accounting basis	$71	$(21)

PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

(dollars in millions)	Three Months Ended March 31,
	2015	2014

Income (loss) before provision for (benefit from) income taxes - historical accounting basis	$71	$(21)
Adjustments:
Pretax operating loss - Non-Core Portfolio Operations	48	105
Pretax operating loss - Other/non-originating legacy operations	13	3
Net loss from accelerated repayment/repurchase of debt - Core Consumer Operations (attributable to SHI)	—	1
Net loss on fair value adjustments on debt - Core Consumer Operations (attributable to SHI)	—	8
Pretax operating income attributable to non-controlling interests	(31)	(16)
Pretax core earnings	$101	$80

Springleaf Holdings, Inc.

Contact:
Craig Streem, 812-468-5752
craig.streem@springleaf.com

Source: Springleaf Holdings, Inc.

1Q 2015 Earnings Presentation

Three Months Ended March 31, 2015

Springleaf Holdings, Inc. (LEAF)

May 7, 2015

Springleaf Financial

Important Information

The following pages are part of a presentation by Springleaf Holdings, Inc. (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these pages is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company's Current Report on Form 8-K, which was filed today with the Securities and Exchange Commission (the "SEC") and the Company's 2014 Annual Report on Form 10-K ("Form 10-K"), which was filed on March 16, 2015 with the SEC and are available on the Company's website (www.springleaf.com) and the SEC's website (www.sec.gov).

Forward Looking Statements

Non-GAAP Financial Measures

We present core earnings as a "non-GAAP financial measure" in this presentation. This measure is derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Please refer to the Financial Supplement hereto for a quantitative reconciliation from historical pretax income (loss) to pretax core earnings.

We also present our segment financial information on a historical accounting basis (which is a basis of accounting other than U.S. GAAP) in this presentation. This information represents a "non-GAAP measure" which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to the Financial Supplement hereto for quantitative reconciliations from our push-down accounting pretax income (loss) to our historical pretax income (loss) for the first quarter 2015 and the first and fourth quarter 2014.

Springleaf Financial 2

1Q15 Key Highlights

1Q15 Earnings

- **Core Earnings of $64 million and Core earnings per share of $0.55, up 28% year-over-year(1)**
- **GAAP earnings per share of $0.00**
- **Pretax ROA for the Core segment increased to 7.00%, up 129 bps year-over-year(2)**

Key Branch Performance Indicators

- **Consumer receivables of $3.9 billion, up 23% year-over-year(3)**
  - Receivables per branch grew to $4.7 million from $3.8 million at prior year quarter end
- **Origination volume of $868 million, up 20% year-over-year**
- **Maintained strong risk-adjusted margins of 21.24% for the quarter**
- **Net charge-off ratio for the quarter was 5.64%**
- **60+ delinquency rates at the end of the quarter were 2.53%**

Key Updates

- **OneMain closing on track for 3Q15**
- **Issued 19.4 million shares of common stock for net proceeds of $978 million(4)**

(1) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 19 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings. Core Earnings income taxes assume 37% statutory tax rate.*

(2) *Pretax ROA represents Pretax Earnings as a percentage of average receivables annualized.*

Springleaf Financial 3

Branch Receivables Growth and Scalability

- **Branch consumer receivables and origination volume increased 20+% year-over-year**
  - Continuing to drive scale with 251 branches now over $5 million in receivables versus 117 as of 1Q14
  - 70+% of new customer applications and 45+% of new customer volume sourced online

Consumer Receivables Per Branch ($ mm)[1]

Proven History of Scalability
CAGR: 23.0%
CAGR: 23.9%
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$2.5
$3.1
$3.8
$4.6
$3.8
$4.7
12/31/11
12/31/12
12/31/13
12/31/14
3/31/14
3/31/15

Direct Auto Loan Originations[2]

($ in millions)	2Q14[3]	3Q14	4Q14	1Q15
Auto Volume	$6	$84	$160	$207

	Personal Loan		Auto Loan
	Unsecured[4]	*Hard Secured*	
Avg. Loan Size	$4.1K	$5.8K	$12.6K
Avg. APR	30%	28%	19%
Avg. Vehicle Age	NA	~9 yrs	~6 yrs
Avg. Term	42 mos.	45 mos.	50 mos.

(1) *Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).*
(2) *Table represents the quarter ended March 31, 2015.*
(3) *2Q14 includes June 2014 volume only.*
(4) *Unsecured includes Soft Secured Personal Loans.*

Springleaf Financial 4

Consumer Loan Performance

- Consistent yields and strong risk-adjusted margins
- Delinquencies decreased reflecting typical seasonal trends

Consumer Credit Performance Remains Strong[1]

30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.1%
25.8%
27.0%
26.9%
27.0%
26.9%
20.5%
22.0%
22.1%
21.9%
22.0%
21.2%
3.6%
3.8%
4.9%
5.0%
5.0%
5.6%
Net Charge-offs
Risk-Adjusted Yield (3)

	2012	2013[2]	2014	1Q14	4Q14	1Q15
Gross Charge-offs	4.63%	4.66%	5.65%	5.56%	5.78%	6.43%
Recoveries	(0.99%)	(0.85%)	(0.71%)	(0.55%)	(0.82%)	(0.79%)
Net Charge-offs	**3.64%**	**3.81%**	**4.94%**	**5.01%**	**4.96%**	**5.64%**
60+ Delinquency	2.75%	2.60%	2.82%	2.45%	2.82%	2.53%

(2) Charge-off rate excludes impact of $15 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy and $23 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013, net of a $3 million adjustment for the subsequent buyback of certain personal loans.

Springleaf Financial 5

1Q15 Financial Highlights

($ in millions)	1Q15	4Q14	1Q14
Consumer & Insurance[(1)]	$65	$64	$49
Acquisitions & Servicing[(2)]	36	39	31
Pretax Core Earnings[(3)]	**$101**	**$103**	**$80**
Income Taxes[(4)]	(37)	($38)	($30)
Core Earnings[(3)]	**$64**	**$65**	**$50**
Net Income (Loss) Attributable to Springleaf	$0	($46)	$52
Per Share Data			
Core Earnings per Share - Diluted	$0.55	$0.57	$0.43
GAAP Earnings per Share - Diluted	$0.00	($0.41)	$0.45

- **Consumer receivables per branch grew 24% year-over-year to $4.7 million**
- **Strong and stable liquidity position - $4.3 billion of cash and highly liquid investment securities at 3/31/15**
  - In March 2015, completed sale of $363 million of the Class C and D SpringCastle 2014-A notes
- **Issued 19.4 million of common stock for net proceeds of $978 million[(5)]; closed on May 4, 2015**

(1) *Excludes impact of charges related to accelerated repayment/repurchase of debt and one-time costs associated with debt refinance.*
(2) *Excludes impact of charges related to accelerated repayment/repurchase of debt, fair value adjustments on debt and earnings attributable to non-controlling interests.*
(3) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 19 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings.*
(4) *Core Earnings income taxes assume 37% statutory tax rate.*
(5) *Including underwriting fees but prior to other transaction costs.*

Springleaf Financial 6

2015 Guidance

Core Consumer Operations

(1) *Net Finance Receivables represents targeted range at 2015 year end; all other metrics represent targeted ranges for the full year 2015.*

Springleaf Financial 7

Acquisitions and Servicing

- **Pretax income for 1Q15 of $36 million versus $39 million in the prior quarter[(1)]**
- **Solid credit performance with stable charge-offs**
- **In March 2015, sold $232 and $131 million of the Class C and D SpringCastle 2014-A notes which had been held as an investment for excess funds**

Collateral & Funding Structure

	3/31/14	12/31/14	3/31/15
Principal Balance	$3.0bn	$2.6bn	$2.4bn
Wtd. Avg. Coupon	18.1%	18.1%	18.2%
Accounts	324,000	277,000	265,000
Avg. Balance[(2)]	$9,300	$9,300	$9,000
Avg. Net Charge-off Rate[(3)]	9.2%	5.3%[(5)]	5.2%
Outstanding Debt	$1.8bn	$2.4bn	$2.3bn

SpringCastle Credit Performance

Avg. Net Charge-off Rate (%)[(3)]

12.5%
10.0%
7.5%
5.0%
2.5%
0.0%
11.4%
9.2%
5.3%
5.2%
At Purchase(4)
1Q14
4Q14(5)
1Q15

(1) Excludes impact of charges related to accelerated repayment/repurchase of debt and earnings attributable to non-controlling interests.
(2) Average balances based on Principal Balance.
(3) Average Net Charge-off Rate calculated as a percentage of Principal Balance.
(4) At purchase represents data at time of settlement on April 1, 2013.
(5) Excludes one-time charge-off of $17 million of aged bankruptcy inventory in November 2014.

Springleaf Financial 9

Liquidity and Funding at 3/31/15

- **Strong and stable liquidity position**
  - $4.3 billion of cash and highly liquid investment securities; $1.3 billion committed undrawn funding capacity
- **Weighted average cost of funds of 5.47% in 1Q15, up 9 bps year-over-year (1,2)**
- **Sold $1.9 billion of notes backed by personal loans held by Springleaf Funding Trusts 2015-A and 2015-B and SpringCastle Funding Trust 2014-A**

Long-Term Funding Structure(3)

3/31/14 Debt: $11.7bn | **3/31/15 Debt: $9.6bn**

31%
41%
28%
51%
49%
Unsecured/Hybrid
Consumer Secured
Mortgage Secured

1Q15 Unsecured Debt Maturity ($ mm)

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$781
$31
$750
$375
$1,902
$700
$300
$650
$300
$350
2015
2016
2017
2018
2019
2020
2021
2023
2067
Medium-term Notes
Retail Notes
Jr. Sub Debt

(1) Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
(2) Includes SpringCastle debt.
(3) Consumer secured debt includes SpringCastle.

Springleaf Financial 10

Consolidated Balance Sheet (Push Down Accounting)

	(unaudited, in millions)	3/31/15	12/31/14
1	Cash and Cash Equivalents	$2,421	$879
2	Investment Securities	2,736	2,935
3	Net Finance Receivables:		
4	Personal Loans & Retail Sales Finance	3,956	3,879
5	SpringCastle Portfolio	1,868	1,979
6	Real Estate Loans	598	625
7	Total Net Finance Receivables	6,422	6,483
8	Allowance for Finance Receivable Losses	(177)	(176)
9	**Net Finance Receivables, Less Allowance**	**6,245**	**6,307**
10	Finance Receivables Held for Sale	199	205
11	Restricted Cash and Cash Equivalents	344	218
12	Other Assets	462	514
13	**Total Assets**	**$12,407**	**$11,058**
14	Long-Term Debt	$9,635	$8,385
15	Insurance Claims and Policyholder Liabilities	443	446
16	Deferred and Accrued Taxes	142	152
17	Other Liabilities	336	238
18	**Total Liabilities**	**10,556**	**9,221**
19	Springleaf Holdings, Inc. Shareholders' Equity	2,026	2,025
20	Non-Controlling Interests	(175)	(188)
21	**Total Shareholders' Equity**	**1,851**	**1,837**
22	**Total Liabilities and Shareholders' Equity**	**$12,407**	**$11,058**
23	Net Finance Receivables [1]	$6,475	$6,541
24	Allowance for Receivable Losses [1]	($225)	($228)
25	Debt [1]	$10,166	$8,946
26	Quarterly Interest Rate [1]	5.47%	5.52%

(1) Reflects historical accounting basis (a non-GAAP measure).

Springleaf Financial 12

Consolidated Income Statement (Push Down Accounting)

	(unaudited, in millions, except per share statistics)	1Q15	4Q14	1Q14
1	Finance Charges	$402	$407	$548
2	Finance Receivables Held for Sale Originated as Held for Investment	4	6	4
3	Total Interest Income	406	413	552
4	Interest Expense	(158)	(157)	(205)
5	Provision for Finance Receivable Losses	(87)	(95)	(161)
6	Net Interest Income after Provision	161	161	186
7	Insurance	36	41	38
8	Investment	17	7	10
9	Net Loss on Repurchases and Repayments of Debt	0	(59)	(7)
10	Net Loss on Fair Value Adjustments on Debt	0	0	(17)
11	Net Gain (Loss) on Sales of Real Estate Loans and Related Trust Assets	0	(5)	55
12	Other	(2)	(11)	2
13	Total Other Revenues	51	(27)	81
14	Operating Expenses	(158)	(154)	(150)
15	Insurance Losses and Loss Adjustment Expenses	(16)	(18)	(18)
16	Total Other Expenses	(174)	(172)	(168)
17	**Pretax Income (Loss)**	**38**	**(38)**	**99**
18	Less: Non-Controlling Interests	(31)	(21)	(16)
19	**Pretax Income (Loss) Attributable to Springleaf**	**7**	**(59)**	**83**
20	Income Taxes	(7)	13	(31)
21	**Net Income (Loss) Attributable to Springleaf**	**$0**	**($46)**	**$52**
22	Average Shares Outstanding - Diluted	115,027,470	114,799,490	115,144,858
23	Earnings per Share - Diluted	$0.00	($0.41)	$0.45
24	Estimated Core Earnings per Share - Diluted [1]	$0.55	$0.57	$0.43

Note: Core Earnings is a non-GAAP measure. Refer to page 19 for reconciliations to U.S. GAAP.

(1) Core earnings include Consumer and Insurance (which is reported on a historical basis) and Acquisition & Servicing segments. Core earnings per share assumes 37% statutory tax rate.

Springleaf Financial 13

Core Earnings (Non-GAAP)

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	Interest Income	$383	$386	$356
2	Interest Expense	(63)	(66)	(63)
3	Provision for Finance Receivable Losses	(83)	(84)	(98)
4	Net Interest Income after Provision	237	236	195
5	Insurance	36	41	38
6	Investment	18	14	10
7	Portfolio Servicing Fees from SpringCastle	14	15	18
8	Other [1]	2	(8)	(7)
9	Total Other Revenues	70	62	59
10	Operating Expenses	(145)	(141)	(122)
11	Portfolio Servicing Fees to Springleaf	(14)	(15)	(18)
12	Insurance Losses and Loss Adjustment Expenses	(16)	(18)	(18)
13	Total Other Expenses	(175)	(174)	(158)
14	**Pretax Core Earnings**	**132**	**124**	**96**
15	Less: Non-Controlling Interests	(31)	(21)	(16)
16	**Pretax Core Earnings Attributable to Springleaf**	**101**	**103**	**80**
17	Estimated Income Taxes [2]	(37)	(38)	(30)
18	**Estimated Core Earnings Attributable to Springleaf**	**$64**	**$65**	**$50**

Note: Core Earnings is a non-GAAP measure. Refer to page 19 for reconciliations to U.S. GAAP.

(1) Includes the non-controlling interests of the net loss on repurchases and repayments of debt and net loss on fair value adjustments on debt.

(2) Core earnings estimated income taxes assume 37% statutory tax rate.

Springleaf Financial 14

Core: Consumer and Insurance Segment

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	Interest Income	$256	$250	$210
2	Interest Expense	(40)	(42)	(41)
3	Provision for Finance Receivable Losses	(56)	(53)	(45)
4	Net Interest Income after Provision	160	155	124
5	Insurance	36	41	38
6	Investment	13	9	10
7	Net Loss on Repurchases and Repayments of Debt	0	(6)	(1)
8	Other	2	3	2
9	Total Other Revenues	51	47	49
10	Operating Expenses	(130)	(127)	(107)
11	Insurance Losses and Loss Adjustment Expenses	(16)	(18)	(18)
12	Total Other Expenses	(146)	(145)	(125)
13	**Pretax Operating Income**	**$65**	**$57**	**$48**
14	Net Finance Receivables	$3,895	$3,807	$3,159
15	Average Net Receivables	$3,831	$3,694	$3,138
16	Yield	26.88%	26.95%	26.93%
17	Gross Charge-Off Ratio	6.43%	5.78%	5.56%
18	Recovery Ratio	-0.79%	-0.82%	-0.55%
19	Charge-Off Ratio	5.64%	4.96%	5.01%
20	Delinquency Ratio	2.53%	2.82%	2.45%
21	Origination Volume	$868	$1,050	$722

Note: Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP) for segment presentation purposes and does not include certain adjustments that reconcile it to pretax Core Earnings.

Springleaf Financial 15

Core: Acquisitions and Servicing Segment

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	Interest Income	$127	$136	$146
2	Interest Expense	(23)	(24)	(22)
3	Provision for Finance Receivable Losses	(27)	(31)	(53)
4	Net Interest Income after Provision	77	81	71
5	Investment	5	5	0
6	Portfolio Servicing Fees from SpringCastle	14	15	18
7	Net Loss on Repurchases and Repayments of Debt	0	(21)	0
8	Net Loss on Fair Value Adjustments on Debt	0	0	(17)
9	Total Other Revenues	19	(1)	1
10	Operating Expenses	(15)	(14)	(15)
11	Portfolio Servicing Fees to Springleaf [1]	(14)	(15)	(18)
12	Total Other Expenses	(29)	(29)	(33)
13	**Pretax Operating Income**	**67**	**51**	**39**
14	Less: Non-Controlling Interests [1]	(31)	(21)	(16)
15	**Pretax Operating Income Attributable to Springleaf**	**$36**	**$30**	**$23**
16	Net Finance Receivables	$1,868	$1,979	$2,343
17	Average Net Receivables	$1,923	$2,030	$2,426
18	Principal Balance [2]	$2,431	$2,567	$3,014
19	Yield	26.78%	26.47%	24.40%

Note: Acquisitions and Servicing segment does not include certain adjustments that reconcile it to pretax Core Earnings.

(1) Springleaf incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests.

(2) Principal Balance is a non-GAAP measure.

Springleaf Financial 16

Non-Core: Real Estate Segment

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	Finance Charges	$15	$16	$151
2	Finance Receivables Held for Sale Originated as Held for Investment	3	3	4
3	Total Interest Income	18	19	155
4	Interest Expense	(60)	(62)	(112)
5	Provision - TDR	(1)	(4)	(45)
6	Provision - Non-TDR	(1)	(5)	(17)
7	Net Interest Loss after Provision	(44)	(52)	(19)
8	Investment	5	0	0
9	Net Loss on Repurchases and Repayments of Debt	0	(12)	(10)
10	Net Gain on Fair Value Adjustments on Debt	0	0	8
11	Net Loss on Sales of Real Estate Loans and Related Trust Assets	0	(10)	(62)
12	Other	(2)	(12)	(1)
13	Total Other Revenues	3	(34)	(65)
14	Operating Expenses	(7)	(15)	(21)
15	Total Other Expenses	(7)	(15)	(21)
16	**Pretax Operating Loss**	**($48)**	**($101)**	**($105)**
17	Net Finance Receivables	$646	$670	$8,083
18	Average Net Receivables	$660	$685	$9,049
19	TDR Finance Receivables	$159	$160	$3,049
20	Loss Ratio [1]	4.69%	6.55%	1.72%
21	Delinquency Ratio	7.21%	8.07%	8.32%

(1) The loss ratio for 1Q 2014 excludes $2 million of recoveries on charged-off real estate loans resulting from a sale of our previously charged-off real estate loans in March 2014.

Springleaf Financial 17

Non-Core: Other

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	Interest Income	$2	$3	$5
2	Interest Expense	(10)	(2)	(2)
3	Provision for Finance Receivable Losses	0	0	(1)
4	Net Interest Income (Loss) after Provision	(8)	1	2
5	Other	0	0	1
6	Total Other Revenues	0	0	1
7	Operating Expenses	(5)	3	(6)
8	Total Other Expenses	(5)	3	(6)
9	**Pretax Operating Income (Loss)**	**($13)**	**$4**	**($3)**
10	Net Finance Receivables	$66	$85	$123

Springleaf Financial 18

Reconciliation – Push-Down Accounting to Historical / Pretax Core Earnings

	(unaudited, in millions)	1Q15	4Q14	1Q14
1	**Push-Down Accounting Pretax Income (Loss) Attributable to Springleaf [1]**	**$7**	**($59)**	**$83**
2	Finance Charges	(2)	(2)	(36)
3	Finance Receivables Held for Sale Originated as Held for Investment	(1)	(3)	0
4	Total Interest Income	(3)	(5)	(36)
5	Interest Expense	30	32	28
6	Provision for Finance Receivable Losses	2	2	0
7	Net Interest (Income) Loss after Provision	29	29	(8)
8	Investment	1	2	0
9	Repurchases and Repayments of Debt	0	20	(4)
10	Fair Value Adjustments on Debt	0	0	8
11	Sales of Real Estate Loans and Related Trust Assets	0	(5)	(117)
12	Other	2	2	0
13	Total Other Revenues	3	19	(113)
14	Operating Expenses	1	1	1
15	Total Other Expenses	1	1	1
16	**Historical Pretax Income (Loss) Attributable to Springleaf [1]**	**$40**	**($10)**	**($37)**
	Adjustments:			
17	Pretax Operating Loss - Non-Core Portfolio Operations	48	101	105
18	Pretax Operating (Income) Loss - Other / Non-Originating Legacy Operations	13	(4)	3
19	Net Loss from Accelerated Repayment / Repurchase of Debt - Core Consumer Operations (attributable to SHI)	0	15	1
20	Net Loss on Fair Value Adjustments on Debt - Core Consumer Operations (attributable to SHI)	0	0	8
21	One-Time Costs Associated with Debt Refinance - Consumer & Insurance	0	1	0
22	Total Adjustments	61	113	117
23	**Pretax Core Earnings Attributable to Springleaf [1]**	**$101**	**$103**	**$80**

(1) Pretax earnings attributable to Springleaf Holdings, Inc., which excludes non-controlling interests.

Springleaf Financial 19